Exhibit (3)(i)(c)

STATE OF IDAHO

DEPARTMENT OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

I, EDSON H. DEAL, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the IDAHO GENERAL PETROLEUM AND MINES CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Idaho, filed in this office on the 22nd day of March, 1967, original articles of amendment, as provided by Sections 30-146 & 30-147, Idaho Code, making Class B stock non-assessable and changing the corporate name to IDAHO GENERAL MINES, INC. and that the said articles of amendment contain the statement of facts required by law and will be recorded on microfilm of Record of Domestic Corporations of the State of Idaho.

That the Articles of Incorporation have been amended accordingly.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State.  Done at Boise City, the Capital of Idaho, this 22nd day of March, A.D., 1967.

Secretary of State.

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CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

We, the undersigned President and Secretary, respectively, of IDAHO GENERAL PETROLEUM AND MINES CORPORATION, do hereby certify as follows:

That the Idaho General Petroleum and Mines Corporation is a corporation duly organized and existing under and by virtue of the laws of the State of Idaho; that the Articles of Incorporation of said corporation were filed in the office of the Secretary of State on the twenty-third day of November, 1925; that amended Articles of Incorporation were filed in the office of the Secretary of State on the twentieth day of December, 1930, and that amended Articles of Incorporation were filed in the office of the Secretary of State on the ninth day of June, 1966.

That a special meeting of the stockholders of said corporation was duly and regularly noticed and held at the office of the company in 401 Great Western Building, Spokane, Washington, on the 18th day of March, 1967, at 12:00 o’clock, p.m. (PST) of said day, for the purpose of considering and acting upon an amendment to the Charter to change the corporate name and to change the Class B capital stock of said corporation to make said shares non-assessable, among other things; that at the time of said meeting the total number of shares of stock in said corporation entitled to vote was               shares; that at said meeting, the following resolution was voted upon and adopted by the shareholders owning more than two-thirds of the voting power of said corporation, being all the stockholders present in person and by proxy and entitled to vote, to-wit:

BE IT RESOLVED:  That the Articles of Incorporation of IDAHO GENERAL PETROLEUM AND MINES CORPORATION be amended by amending Article First, which article reads as follows:

“First – The name of this corporation is IDAHO GENERAL PETROLEUM AND MINES CORPORATION.”

is hereby amended to read as follows:

“First – The name of this corporation is IDAHO GENERAL MINES, INC.”

BE IT FURTHER RESOLVED:  That the Articles of Incorporation of IDAHO GENERAL MINES, INC., formerly IDAHO GENERAL PETROLEUM AND MINES CORPORATION, be amended by amending Article Sixth, which article reads as follows:

“Sixth – The amount of the total authorized capital stock of this corporation is

Class A – 1,500,000 shares of non-assessable stock of the par value of $.10 per share;

Class B – 1,500,000 shares of assessable stock of the par value of $.10 per share.

Both classes of stock to have the same rights and voting power and to participate alike in the earnings of the corporation and in the proceeds of sale or liquidation of its assets.”

is hereby amended to read as follows:

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“Sixth – The amount of the total authorized capital stock of this corporation is

Class A – 1,500,000 shares of non-assessable stock of the par value of $.10 per share;

Class B – 1,500,000 shares of non-assessable stock of the par value of $.10 per share.

Both classes of stock to have the same rights and voting power and to participate alike in the earnings of the corporation and in the proceeds of sale or liquidation of its assets.”

BE IT FURTHER RESOLVED:  That the proper officers of this corporation be, and they are, hereby authorized to file such papers and perform such other acts as may be necessary to carry said resolution into effect.

IN WITNESS WHEREOF, we, the said President and Secretary have hereunto set our hands this the 18th day of March, 1967.

/s/ Albert M. Nash, President

/s/ Dale Lanphere, Secretary

STATE OF WASHINGTON

)

) ss,

County of Spokane

)

ALBERT M. NASH and DALE LANPHERE, each being duly sworn, deposes and says, each for himself, and not for the other, that they are the President and Secretary, respectively, of the IDAHO GENERAL MINES, INC., formerly IDAHO GENERAL PETROLEUM AND MINES CORPORATION; that the foregoing Certificate of Amendment contains a true and correct statement of the true and correct action taken at the stockholders’ meeting mentioned and described in said certificate.

/s/ Albert M. Nash, President

/s/ Dale Lanphere, Secretary

Subscribed and sworn to before me this 18th day of March, 1967.

/s/ Frances M. Westwood, Notary Public

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